Testing the Waters Materials Related to Series #MAYC9114

From the Rally App:

#MAYC9114

M2 MUTANT APE #9114 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $87,500

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#MAYC9114 | $87.5K

SIMILAR ASSET SALES   TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+289.4%
COMPARABLE ASSET VALUE CHANGE SINCE 08/29/2021

39
TRANSACTIONS SINCE 08/29/2021

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
Mutant Ape Yacht Club #5662	8/29/2021	$32,270.03	OpenSea.io Marketplace
Mutant Ape Yacht Club #9999	8/29/2021	$19,329.75	OpenSea.io Marketplace
Mutant Ape Yacht Club #7251	8/29/2021	$18,555.27	OpenSea.io Marketplace
Mutant Ape Yacht Club #6967	8/29/2021	$16,941.76	OpenSea.io Marketplace
Mutant Ape Yacht Club #1648	8/30/2021	$41,916.86	OpenSea.io Marketplace
Mutant Ape Yacht Club #2663	8/30/2021	$35,468.12	OpenSea.io Marketplace
Mutant Ape Yacht Club #4919	8/31/2021	$30,903.25	OpenSea.io Marketplace
Mutant Ape Yacht Club #4919	8/31/2021	$30,560.23	OpenSea.io Marketplace
Mutant Ape Yacht Club #6873	8/31/2021	$29,186.73	OpenSea.io Marketplace
Mutant Ape Yacht Club #4880	9/1/2021	$33,746.49	OpenSea.io Marketplace
Mutant Ape Yacht Club #4880	9/2/2021	$37,720.35	OpenSea.io Marketplace
Mutant Ape Yacht Club #1591	9/2/2021	$30,327.92	OpenSea.io Marketplace
Mutant Ape Yacht Club #9999	9/5/2021	$27,243.68	OpenSea.io Marketplace
Mutant Ape Yacht Club #22591	9/14/2021	$21,935.45	OpenSea.io Marketplace
Mutant Ape Yacht Club #25915	9/30/2021	$15,350.31	OpenSea.io Marketplace

Mutant Ape Yacht Club #9999	10/3/2021	$21,512.76	OpenSea.io Marketplace
Mutant Ape Yacht Club #25915	10/4/2021	$20,726.61	OpenSea.io Marketplace
Mutant Ape Yacht Club #20451	10/16/2021	$26,139.96	OpenSea.io Marketplace
Mutant Ape Yacht Club #4100	10/25/2021	$28,871.96	OpenSea.io Marketplace
Mutant Ape Yacht Club #3322	10/28/2021	$21,965.91	OpenSea.io Marketplace
Mutant Ape Yacht Club #1591	11/3/2021	$28,738.86	OpenSea.io Marketplace
Mutant Ape Yacht Club #28049	11/5/2021	$19,016.13	OpenSea.io Marketplace
Mutant Ape Yacht Club #15543	11/13/2021	$32,512.24	OpenSea.io Marketplace
Mutant Ape Yacht Club #1145	11/13/2021	$28,760.13	OpenSea.io Marketplace
Mutant Ape Yacht Club #5837	11/14/2021	$45,976.35	OpenSea.io Marketplace
Mutant Ape Yacht Club #1648	11/15/2021	$41,582.26	OpenSea.io Marketplace
Mutant Ape Yacht Club #20451	11/15/2021	$41,214.39	OpenSea.io Marketplace
Mutant Ape Yacht Club #1634	11/16/2021	$36,635.87	OpenSea.io Marketplace
Mutant Ape Yacht Club #5837	11/17/2021	$64,971.83	OpenSea.io Marketplace
Mutant Ape Yacht Club #20451	11/17/2021	$47,728.34	OpenSea.io Marketplace
Mutant Ape Yacht Club #1855	11/17/2021	$40,039.76	OpenSea.io Marketplace
Mutant Ape Yacht Club #6873	11/19/2021	$36,993.50	OpenSea.io Marketplace
Mutant Ape Yacht Club #7251	12/16/2021	$75,140.32	OpenSea.io Marketplace
Mutant Ape Yacht Club #4880	12/24/2021	$49,174.72	OpenSea.io Marketplace
Mutant Ape Yacht Club #3094	12/24/2021	$45,235.64	OpenSea.io Marketplace
Mutant Ape Yacht Club #4094	12/24/2021	$44,342.54	OpenSea.io Marketplace
Mutant Ape Yacht Club #25915	12/25/2021	$48,942.81	OpenSea.io Marketplace
Mutant Ape Yacht Club #22591	12/25/2021	$48,762.66	OpenSea.io Marketplace
Mutant Ape Yacht Club #4094	12/25/2021	$46,882.60	OpenSea.io Marketplace
Mutant Ape Yacht Club #7251	12/26/2021	$68,184.90	OpenSea.io Marketplace
Mutant Ape Yacht Club #1145	12/26/2021	$46,599.26	OpenSea.io Marketplace
Mutant Ape Yacht Club #8269	12/31/2021	$54,679.67	OpenSea.io Marketplace
Mutant Ape Yacht Club #1855	1/1/2022	$65,689.00	OpenSea.io Marketplace
Mutant Ape Yacht Club #1648	1/1/2022	$61,652.25	OpenSea.io Marketplace
Mutant Ape Yacht Club #7070	1/2/2022	$69,285.38	OpenSea.io Marketplace
Mutant Ape Yacht Club #5662	1/4/2022	$91,636.80	OpenSea.io Marketplace
Mutant Ape Yacht Club #13663	1/6/2022	$83,002.48	OpenSea.io Marketplace
Mutant Ape Yacht Club #1855	1/7/2022	$66,366.92	OpenSea.io Marketplace
Mutant Ape Yacht Club #4264	1/14/2022	$81,304.04	OpenSea.io Marketplace
Mutant Ape Yacht Club #25915	1/16/2022	$68,896.86	OpenSea.io Marketplace
Mutant Ape Yacht Club #4880	1/17/2022	$76,990.56	OpenSea.io Marketplace
Mutant Ape Yacht Club #4880	1/21/2022	$59,923.51	OpenSea.io Marketplace
Mutant Ape Yacht Club #25239	1/22/2022	$64,985.67	OpenSea.io Marketplace
Mutant Ape Yacht Club #3094	1/26/2022	$54,019.15	OpenSea.io Marketplace

Mutant Ape Yacht Club #1591	1/28/2022	$66,774.63	OpenSea.io Marketplace
Mutant Ape Yacht Club #6873	1/28/2022	$60,554.55	OpenSea.io Marketplace
Mutant Ape Yacht Club #2525	1/30/2022	$78,435.15	OpenSea.io Marketplace
Mutant Ape Yacht Club #9114	2/16/2022	$84,787.31	OpenSea.io Marketplace

"[Shaquille O'Neil] Bought into the Mutant Ape Yacht Club, which is like the L.A. Soho House."

VULTURE

February 2022

JOIN THE CONVERSATION ›

#MAYC9114 | *Visuals*

In just 7 months, the MAYC collection reached nearly $900M in sales volume.

LAUNCH GALLERY ›

DESCRIPTION OF SERIES MUTANT APE YACHT CLUB 9114 NFT

Investment Overview

•Upon completion of the Series #MAYC9114 Offering, Series #MAYC9114 will purchase a Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket for Series #MAYC9114 (The “Series Mutant Ape Yacht Club 9114 NFT” or the “Underlying Asset” with respect to Series #MAYC9114, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•According to the BAYC website: “The MAYC is a way to reward our ape holders with an entirely new NFT—a “mutant” version of their ape—while also allowing newcomers into the BAYC ecosystem at a lower tier of membership.”

•On August 28, 2021, BAYC airdropped 10,000 vials of Mutant Serum NFTs that allowed existing BAYC holders to mint Mutant Apes. Then 10,000 additional MAYC were sold for $10,000 each. In a single hour, BAYC had sold $96 million in Mutant Apes.

•According to Decrypt, Yuga Labs “airdropped one free Mutant Serum NFT to the 10,000 existing Bored Ape Yacht Club NFT holders, letting them create a new Mutant Ape NFT image that looks like it was mutated from their original owned character.”

•The Mutant Serum NFTs came in one of three types according to Decrypt: “M1, M2, or Mega Mutant (M3). If a Bored Ape is injected with an M1 or M2 serum, the resulting Mutant Ape retains traits of the original ape. The M3 serum creates a completely different ape, with potentially rarer—and therefore more valuable—traits.”

•According to Boardroom.tv: “On Aug. 28, every BAYC owner was given a serum, with 7,500 M1 serums, 2,492 M2 serums, and eight super-rare M3 or Mega Mutant serums. These Mega Mutant serums are being sold for millions of dollars, with one bid reportedly coming in at $6.2 million earlier this week.”

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•As of February 16, 2022, Mutant Ape Yacht is the 4th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics. As of February 16, 2022, Mutant Ape Yacht is the 2nd ranked of the top NFTs on OpenSea for the past 30 days, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, as of February 16, 2022, there has been over $876 million in total MAYC sales since the project’s creation in August 2021.

•In January 2022, there was $247,661,253.65 in sales.

•In December 2021, Adidas launched an NFT collection in partnership with BAYC. In its first 72 hours, the project generated 11,391 ETH (over $43 million).

•On December 29, 2021, Decrypt reported: “Mutant Ape Yacht Club NFT prices are rising, with a nearly 500% increase in trading volume over the last week.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Mutant Ape Yacht Club #9114.

•The Underlying Asset has the following seven properties: M2 Stunt Jacket (Clothes), M2 Gold Hoop (Earring), M2 Coins (Eyes), M2 Beanie (Hat), M2 Yellow (Background), M2 Brown (Fur), and M2 Bored Unshaven (Mouth).

•The Underlying Asset was minted on August 29, 2021 by WilkinsNFT.

•The Underlying Asset is ranked the 1,407th most rare MAYC in the collection of 17,960 by Rarity Tools with a Rarity Score of 102.08.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Mutant Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Mutant Ape Yacht Club 9114 NFT
Creator	Yuga Labs
NFT	Mutant Ape Yacht Club
Number	9114
Property	M2 Stunt Jacket (Clothes)
Property Rarity	0.4% Have This Trait
Property	M2 Gold Hoop (Earring)
Property Rarity	1% Have This Trait
Property	M2 Coins (Eyes)
Property Rarity	1% Have This Trait
Property	M2 Beanie (Hat)
Property Rarity	1% Have This Trait
Property	M2 Yellow (Background)

Property Rarity	3% Have This Trait
Property	M2 Brown (Fur)
Property Rarity	3% Have This Trait
Property	M2 Bored Unshaven (Mouth)
Property Rarity	4% Have This Trait
Rarity Score	102.08
Proof of Ownership	Ethereum Blockchain
Wallet	0xA41E60f8943D2C7B6FcD6831F6Dd791fF9456FE8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Mutant Ape Yacht Club 9114 NFT going forward.